UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5446972
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 South LaSalle Street

Chicago, Illinois 60605

(Address of principal executive offices and Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:            (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

EXPLANATORY NOTE

Cboe Global Markets, Inc. (f/k/a CBOE Holdings, Inc., “Cboe”) is filing this registration statement on Form 8-A in connection with the transfer of the listing of its common stock, par value $0.01 per share (the “Common Stock”), from the Nasdaq Global Select Market (“Nasdaq”) to Cboe BZX Exchange, Inc. (“BZX”).

Item 1.   Description of Registrant’s Securities to be Registered.

The description of the Common Stock (f/k/a Unrestricted Common Stock) contained in Cboe’s registration statement on Form S-1 (File No. 333-165393), as incorporated by reference in Cboe’s registration statement on Form 8-A filed with the Securities and Exchange Commission (the “Commission”) on June 11, 2010 under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and any amendment or report which Cboe has filed with the Commission for the purpose of updating such description, is incorporated herein by reference, except that any reference to Nasdaq is hereby amended to refer to BZX.

Item 2.   Exhibits.

Pursuant to the Instructions as to Exhibits for this registration statement on Form 8-A, no exhibits are required to be filed because no other securities of Cboe are registered on BZX and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CBOE GLOBAL MARKETS, INC.
(Registrant)

By:	/s/ Patrick Sexton
Patrick Sexton

Executive Vice President, General Counsel and Corporate Secretary

Dated: September 14, 2018